                                                                    EXHIBIT 11.1

                OSHMAN'S SPORTING GOODS, INC. AND SUBSIDIARIES
        COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                                  (UNAUDITED)
                     (in thousands, except per share data)

                                       THREE MONTHS ENDED     THREE MONTHS ENDED     NINE MONTHS ENDED     NINE MONTHS ENDED
                                         AUGUST 2, 1997         AUGUST 3, 1996         AUGUST 2, 1997        AUGUST 3, 1996
                                       ------------------     ------------------     -----------------     -----------------
                                                  FULLY                   FULLY                  FULLY                 FULLY
                                      PRIMARY    DILUTED      PRIMARY    DILUTED      PRIMARY   DILUTED    PRIMARY    DILUTED
                                      -------    --------     -------    -------      -------   -------    --------   -------
NET LOSS                             $ (1,810)   $ (1,810)   $ (8,041)  $ (8,041)   $ (1,269)  $ (1,269)  $ (9,262)  $ (9,262)
                                     ========    ========    ========   ========    ========   ========   ========   ========
WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                     5,830       5,830       5,828      5,828       5,830      5,830      5,828      5,828

EXCESS OF SHARES ISSUABLE UPON
 EXERCISE OF STOCK OPTIONS OVER
 SHARES DEEMED RETIRED UNDER THE
 "TREASURY STOCK" METHOD                    -           -           -          -           -          -          -          -
                                     --------    --------    --------   --------    --------   --------   --------   --------
WEIGHTED AVERAGE NUMBER OF COMMON
 AND DILUTIVE COMMON EQUIVALENT
 SHARES OUTSTANDING                     5,830       5,830       5,828      5,828       5,830      5,830      5,828      5,828
                                     ========    ========    ========   ========    ========   ========   ========   ========
EARNINGS (LOSS) PER COMMON AND
 COMMON EQUIVALENT SHARE             $   (.31)   $   (.31)   $  (1.38)  $  (1.38)   $   (.22)  $   (.22)  $  (1.59)  $  (1.59)
                                     ========    ========    ========   ========    ========   ========   ========   ========
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